As filed with the Securities and Exchange Commission on August 6, 2008
Registration Statement 333-125141

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Barrier Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-3828030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
600 College Road East, Suite 3200
Princeton, New Jersey 08540
(609) 945-1200
(Address of Principal Executive Offices)

BARRIER THERAPEUTICS, INC. 2004 STOCK INCENTIVE PLAN
BARRIER THERAPEUTICS, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Mr. Devin G. Buckley
Vice President and Assistant Secretary
c/o Stiefel Laboratories Inc.
255 Alhambra Circle
Coral Gables, Florida 33134
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Gregory Astrachan, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

     Pursuant to a Form S-8 registration statement (File No. 333- 125141) (the “Registration Statement”) filed with the Securities and Exchange Commission on May 23, 2005, Barrier Therapeutics, Inc. (the “Company”) registered shares of common stock, par value $0.0001 per share (the “Shares”) to be offered pursuant to the Barrier Therapeutics, Inc. 2004 Stock Incentive Plan and the Barrier Therapeutics, Inc. Employee Stock Purchase Plan.
     As a result of the merger on August 6, 2008 of the Company with Bengal Acquisition Inc. (“Bengal”), a wholly owned subsidiary of Stiefel Laboratories, Inc. (“Stiefel”), the separate existence of Bengal Ceased and the Company continued as the survivor of such merger and a wholly owned subsidiary of Stiefel. This registration statement is hereby withdrawn and all securities registered hereunder which remain unsold as of the date hereof are hereby removed from registration.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, State of New Jersey, on August 6, 2008.

BARRIER THERAPEUTICS, INC.
By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chief Executive Officer (Principal Executive Officer)
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 6, 2008 by the following persons in the capacities indicated.

/s/ Alfred Altomari

	Name:	Alfred Altomari
	Title:	Chief Executive Officer (Principal Executive Officer)

/s/ Dennis P. Reilly

	Name:	Dennis P. Reilly
	Title:	Chief Financial Officer (Principal Financial Officer &
Principal Accounting Officer)

/s/ Charles W. Stiefel

	Name:	Charles W. Stiefel
	Title:	Director

/s/ Brent Stiefel

	Name:	Brent Stiefel
	Title:	Director

/s/ Michael Cornelius

	Name:	Michael Cornelius
	Title:	Director